SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                              November 8, 1995
                Date of Report (Date of earliest event reported)

                                COMDISCO, INC.
             (Exact name of registrant as specified in its charter)

                                   Delaware
                 (State or other jurisdiction of incorporation)

           1-7725                                                 36-2687938
   (Commission File Number)                 (IRS Employer Identification No.)

                6111 North River Road, Rosemont, Illinois 60018
              (Address of principal executive offices) (Zip code)

                                (708) 698-3000
                       Registrant's telephone number

Item 5.  Other Events.

On November 8, 1995, Comdisco, Inc. announced fourth quarter and fiscal 1995 year end operating results.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

99.      Press Release announcing results of operations.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                  COMDISCO, INC.


Date: November 27, 1995                              By:         David J. Keenan
                                                         Its: Vice President and
                                                            Corporate Controller

Exhibit 99.  Press Release Announcing Results of Operations

For Immediate Release
                    Media Contact: Mary Moster 708/518-5147

          COMDISCO ANNOUNCES FOURTH QUARTER AND 1995 YEAR END RESULTS; ANNOUNCES 3-FOR-2 STOCK SPLIT; INCREASES QUARTERLY CASH DIVIDEND BY 17%; ANNOUNCES $50 MILLION SHARE REPURCHASE PROGRAM

         Rosemont, IL, November 8, 1995: Comdisco, Inc. today reported operating results for its fourth quarter and fiscal year ended
September 30, 1995.
OPERATING RESULTS
         For the quarter ended September 30, 1995, the company reported total revenue of $584 million, versus $519 million for the prior-year period. Net earnings for the quarter were $25 million, or $.68 per common share, versus a net loss of ($21) million, or ($.53) per common share, for the prior-year period.
         For the year ended September 30, 1995, the company reported total revenue of $2.2 billion, versus $2.1 billion, for the prior-year period. Net earnings were $96 million, or $2.60 per common share, versus $44 million, or $1.16 per common share, for the prior-year period.
         During the fourth quarter of fiscal 1994, the company recorded a one-time, after-tax IBM litigation settlement charge of ($42) million, (($1.12) per common share for the quarter; ($1.09) per common share for the year). Therefore, net earnings comparisons, before IBM litigation settlement, are as follows: for the quarter ended September 30, 1995, $25 million, or $.68 per common share, versus $21 million, or $.59 per common share, for the prior-year period; for the year ended September 30, 1995, $96 million, or $2.60 per common share, versus $86 million, or $2.25 per common share, for the prior-year period.
         The company also announced that on November 7, 1995, its board of directors declared the following:
         Stock split: The company announced a 3-for-2 common stock split in the form of a 50 percent stock dividend. The stock split is the company's ninth since going public in 1971.
         Cash dividends: The company increased its quarterly cash dividend by 17 percent to $.07 per share, post-split to common stockholders. The common stock split will be effected and the cash dividend will be payable on December 8, 1995, to stockholders of record as of November 17, 1995.
         The company declared a quarterly cash dividend of $.55 per share to preferred stockholders (Series A and B). The preferred stock dividend will be payable on December 15, 1995, to preferred stockholders of record (Series A and B) on November 30, 1995. Comdisco had 34,798,510 shares, and 3,625,800 shares of common and preferred (Series A and B) stock outstanding, respectively, at September 30, 1995.
         Share repurchase: The company authorized an expenditure of up to an aggregate of $50 million to purchase shares of the company's currently outstanding common and/or preferred stock or other debt securities of the company. Any further purchases would depend on market and other conditions and would be made in the open market or otherwise at such prices as the company may from time to time approve.

CEO COMMENTARY
         Commenting on the company's results, Jack Slevin, president and chief executive officer, stated, "1995 was the best year in Comdisco's history. The company had a record year in terms of revenue, lease volume, and earnings per share. During 1995, we made significant progress in the areas of operating performance and shareholder value.
         "Our  diversified  businesses  continued  their  upward  trend in 1995, contributing 42 percent of pre-tax earnings, up 50 percent from 1994's contribution. We anticipate that these Comdisco businesses -- Disaster Recovery Services, Electronics, International, Medical and Venture Lease -- will contribute almost half of our pre-tax earnings in 1996. Foremost among our successes in 1995 was Disaster Recovery Services, with a 61 percent pre-tax earnings increase over the prior year. Also, our fastest growing business, Electronics, saw its revenue more than double for 1995, exceeding the $100 million mark after only its third year of operation.
         "Comdisco recently acquired NetforceMTI, one of the nations premier enterprise network services organizations. This acquisition will complement Comdisco's network experience in leasing, remarketing and business continuity and will play an important role in the company's systems integration and desktop asset management services.
         "In 1995, we made great strides in increasing shareholder value. Our stockholders experienced a total return of 45 percent on their investment in Comdisco. The company repurchased over 2.5 million shares of its common stock. We believe Comdisco stock is a good investment and we will continue to utilize our growing free cash flow to repurchase shares of the company's stock.
         "We have put in place successful operating strategies that will increase the services aspect of our business. We feel these strategies will help us deliver stronger global results in 1996 and continue to maximize shareholder return."
         Comdisco (NYSE:CDO) is one of the world's leading providers of solutions that help organizations reduce technology cost and risk. These services include equipment leasing and remarketing; business continuity and related consulting services; desktop asset management tools and services; systems integration; and more.
                                                        # # #

Comdisco, Inc. and Subsidiaries
Consolidated Statements of Earnings
For the Three and Twelve Months Ended September 30, 1995 and 1994
(Dollars in millions except per share data)

                                                                                 Three months                      Twelve months
                                                                               ended September 30,              ended September 30,
                                                                                1995          1994              1995           1994
Revenue
 Leasing

  Operating                                                                   $ 305         $ 242            $1,117         $1,002
  Direct financing                                                               43            47               180            186
  Sales-type                                                                     66            95               276            350
                                                                             ------        ------            ------         ------
   Total leasing                                                                414           384             1,573          1,538

Sales                                                                            89            64               358            271
Disaster recovery                                                                70            64               267            242
Other                                                                            11             7                42             47
                                                                             ------        ------            ------         ------
  Total revenue                                                                 584           519             2,240          2,098
                                                                             ------        ------            ------         ------

Costs and expenses
Leasing
  Operating                                                                     227           182               824            746
  Sales-type                                                                     43            64               199            258
                                                                             ------        ------            ------         ------
   Total leasing                                                                270           246             1,023          1,004

Sales                                                                            79            54               304            225
Disaster recovery                                                                62            58               238            224
Selling, general and administrative                                              61            56               233            213
IBM litigation settlement                                                         -            70                 -             70
Litigation charge                                                                 -             -                 -             10
Interest                                                                         68            65               274            263
                                                                             ------        ------            ------         ------
  Total costs and expenses                                                      540           549             2,072          2,009
                                                                             ------        ------            ------         ------

Earnings (loss) before income taxes                                              44           (30)               168            89
Income taxes (benefit)                                                           17           (12)                64            36
                                                                            -------        ------            -------        ------
Net earnings (loss) before preferred dividends                                   27           (18)               104            53
Preferred dividends                                                              (2)          ( 3)                (8)           (9)
                                                                            -------        ------            -------        ------
Net earnings (loss) to common stockholders                                  $    25        $  (21)           $    96        $   44
                                                                            =======        =======           =======        ======

Retained earnings at beginning of period                                    $   742        $  705            $   681        $  650
Net earnings (loss) to common stockholders                                       25           (21)                96            44
Cash dividends paid on common stock                                              (3)           (3)               (13)          (13)
                                                                            -------        ------            -------        ------
Retained earnings at end of period                                          $   764        $  681            $   764        $  681
                                                                            =======        ======            =======        ======

Net earnings (loss) per common and common equivalent share:
    Net earnings (loss) to common stockholders                              $  0.68        $(0.53)           $  2.60        $ 1.16
                                                                            =======        ======            =======        ======

Common and common equivalent shares outstanding                                  37            37                 37            39
                                                                            =======       =======            =======        ======